UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2024

N2OFF, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40403	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaPardes 134 (Meshek Sander) Neve Yarak, Israel	4994500
(Address of principal executive offices)	(Zip Code)

(347) 468-9583

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NITO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by N2OFF, Inc. (the “Company”) with the Securities and Exchange Commission on December 10, 2024 (the “Previous 8-K”), the Company entered into a securities purchase agreement on December 10, 2024 with certain investors for aggregate gross proceeds of approximately $1,500,000 (the “Private Placement”).

The description of the units sold in the Private Placement in the Previous 8-K incorrectly provided that the Company agreed to issue an aggregate of 6,250,000 units and pre-funded units at a purchase price of $0.24, and that such units sold in the Private Placement consisted of (i) one share of common stock, par value $0.0001 per share (the “Common Stock”) and/or one and a half pre-funded warrant to purchase one share of Common Stock, and (ii) a one and a half warrant to purchase one share of Common Stock.

This Current Report is being filed to correct the Previous 8-K in order to clarify that the Company agreed to issue an aggregate of 6,2500,000 units and/or pre-funded units at a purchase price of $0.24, and that each unit consists of (i) one share of Common Stock and/or one pre-funded warrant to purchase one share of Common Stock, and (ii) one and a half warrant to purchase one share of Common Stock (“Common Warrant”) and to clarify that the units and underlying securities will not be issued to the investors until fifteen calendar days after the listing of additional shares under the Private Placement is submitted to The Nasdaq Capital Market LLC.

In addition, on December 11, 2024, the Common Warrant was amended to provide for a floor price if the anti-dilution provisions of the Common Warrant are triggered. The floor price is not less than $0.048 (20% of $0.24), subject to customary adjustments for stock splits and similar transactions. If the exercise price is reduced as a result of a dilutive issuance, then the new exercise price will be reduced to the floor price and the number of warrant shares shall be proportionately increased.

Except as noted above, the other terms and provisions of the Common Warrant as reported in the Previous 8-K remain in effect. The description of the above Common Warrant, as amended, is qualified in its entirety by reference to the full text of the Common Warrant which is filed hereto as Exhibit 4.1.1 and incorporated herein by reference and replaces in its entirety Exhibit 4.1 filed with the Previous 8-K.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.
4.1.1	Form of Common Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N2OFF, Inc.

Date: December 12, 2024	By:	/s/ David Palach
	Name:	David Palach
	Title:	Chief Executive Officer